UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, Famous Dave’s of America, Inc. (the “Company”) granted Christopher O’Donnell, the Company’s Chief Executive Officer, the right to receive 2,900 additional Performance Shares (defined below) under the Company’s 2012-2014 Performance Share Program. Participants in the 2012-2014 Performance Share Program are entitled to receive shares of the Company’s common stock (the “Performance Shares”) following the filing of the Company’s Annual Report on Form 10-K for fiscal 2014, based upon the cumulative earnings per share amount achieved by the Company for fiscal 2012, fiscal 2013 and fiscal 2014. This additional grant supplements the Performance Shares previously granted under the Company’s 2012-2014 Performance Share Program on January 2, 2012.

The terms and conditions of the 2012-2014 Performance Share Program were described in the Current Report on Form 8-K filed by the Company on January 6, 2012. The form of 2012-2014 Performance Share Agreement utilized in connection with grants under the 2012-2014 Performance Share Program was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on January 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: February 28, 2012	By:	/s/ Diana G. Purcel
Name: Diana G. Purcel
Title: Chief Financial Officer and Secretary